UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 17, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-19658	75-2398532
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6250 LBJ Freeway, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Financial Officer

On May 17, 2021, the Board of Directors of the Company appointed Brian T. Vaclavik as the Company's Interim Chief Financial Officer, effective May 18, 2021.

Mr. Vaclavik joined the Company on April 19, 2021, as the Company's Vice President and Controller and was appointed Chief Accounting Officer on May 2, 2021.  Prior to joining the Company, Mr. Vaclavik most recently served as Senior Vice President and Chief Accounting Officer of Tailored Brands Inc. since 2014. Prior to that, Mr. Vaclavik served in various finance and accounting roles. Mr. Vaclavik is a certified public accountant and received his MBA from the University of Houston in 1994 and his BBA – Accounting from Texas A&M University in 1989.

The Company is not aware of any related transactions or relationships between Mr. Vaclavik and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Vaclavik does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Vaclavik and any other person pursuant to which Mr. Vaclavik was selected as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021	TUESDAY MORNING CORPORATION

	By:	/s/ Bridgett C. Zeterberg
	Name:	Bridgett C. Zeterberg
	Title:	Executive Vice President Human Resources, General Counsel and Corporate Secretary